Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion by reference in this Registration Statement of Soleno Therapeutics, Inc. (formerly known as Capnia, Inc.) on Post-Effective Amendment No. 2 to Form S-1 (333-215856) of our report dated March 27, 2017 on the financial statements of Essentialis, Inc. as of December 31, 2016 and 2015 and for the years then ended, which is referenced in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ PKF, LLP

PKF, LLP (formerly PKF Certified Public Accountants a Professional Corporation)

September 14, 2017